UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 11, 2008

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	01-33504	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On July 11, 2008, Gehl Company (the “Company”) amended the term of its existing asset securitization facility (the “2006 Securitization Facility”) with JPMorgan Chase Bank, N.A. and certain of its affiliates (“JPMorgan Chase”). Under the 2006 Securitization Facility, the Company may sell, through a revolving facility, retail and fleet installment sale contracts acquired from its U.S. dealers. The July 11, 2008 amendment extends the liquidity termination date of the 2006 Securitization Facility from July 11, 2008 to September 9, 2008 (the “Liquidity Termination Date”). The Liquidity Termination Date is the date each year the Company must renew the backup bank purchase commitment provided either by JPMorgan Chase or other investors. The Company remains in full compliance with all 2006 Securitization Facility covenants. The Company believes the 2006 Securitization Facility, as amended, remains an important component of its overall liquidity.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Amendment No. 6 to Receivables Purchase Agreement, dated as of July 11, 2008, among Gehl Funding II, LLC, the Company, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: July 15, 2008	By: /s/ James J. Monnat
James J. Monnat
Vice President and Treasurer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated July 11, 2008

Exhibit
Number

(10.1)	Amendment No. 6 to Receivables Purchase Agreement, dated as of July 11, 2008, among Gehl Funding II, LLC, the Company, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A.

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